UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CARBO CERAMICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2009
EXPLANATORY NOTE
This document is a supplement to our Proxy Statement dated March 30, 2009 and furnished in connection with the 2009 Annual Meeting of Shareholders of CARBO Ceramics Inc. (the “Company”) to be held Tuesday, May 19, 2009, at 9:00 A.M. local time, at The Mansion on Turtle Creek, 2821 Turtle Creek Boulevard, Dallas, Texas. We wish to correct and clarify certain information contained in our Proxy Statement regarding the meetings of the Board of Directors (the “Board”) of the Company and its Committees during the 2008 fiscal year.
During the 2008 fiscal year, the Board met ten times, the Audit Committee met seven times, the Compensation Committee met five times (not four as stated in the Proxy Statement), and the Nominating and Corporate Governance Committee met two times. Each Director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and of the Committees of which such Director is a member.